Exhibit 4.2
SUPPLEMENTAL INDENTURE
     This SUPPLEMENTAL INDENTURE (“Supplemental Indenture”) is dated as of April 22, 2010 among Lamar Media Corp., a Delaware corporation (the “Company”), the Guarantors identified on the signature pages hereto (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A. (successor to Wachovia Bank of Delaware, National Association), as trustee (the “Trustee”).
WITNESSETH:
     WHEREAS, the Company, the Guarantors and the Trustee have entered into an Indenture, dated as of December 23, 2002, as amended and supplemented by that certain Supplemental Indenture dated as of June 9, 2003, that certain Supplemental Indenture dated as of October 7, 2003, that certain Supplemental Indenture dated as of April 5, 2004, that certain Supplemental Indenture dated as of January 19, 2005, that certain Supplemental Indenture dated as of February 21, 2008 and that certain Supplemental Indenture dated as of January 12, 2009 (as so supplemented, the “Original Indenture”), governing the Company’s 7 1/4% Senior Subordinated Notes due 2013 (the “Notes”);
     WHEREAS, under Section 8.02 of the Original Indenture, the Company, the Guarantors and the Trustee may amend the Original Indenture with the consent of the Holders of not less than a majority in principal amount of Notes then outstanding pursuant to the terms set forth therein; and
     WHEREAS, Holders of a majority in principal amount of Notes outstanding have consented to the amendments set forth herein in connection with the tender offer and consent solicitation of the Company commencing on April 8, 2010 with respect to the Notes (the “Tender Offer”); and
     WHEREAS, the Company and the Guarantors desire to enter into this Supplemental Indenture on the date set forth above for the purpose of making the amendments set forth herein, which amendments will become operative as set forth in Section 4 of this Supplemental Indenture;
     WHEREAS, all other conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument enforceable in accordance with its terms have been performed and fulfilled by the parties hereto, and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.
     NOW, THEREFORE, for and in consideration of the foregoing premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:
1. DEFINITIONS. For all purposes of the Original Indenture and this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(a) References. The terms “herein,” “hereof” and other words of similar import refer to the Original Indenture and this Supplemental Indenture as a whole and not to any particular article, section or other subdivision; and
(b) Capitalized Terms. All capitalized terms used in this Supplemental Indenture but not defined herein shall have the meanings assigned to such terms in the Original Indenture.

2. ELIMINATION AND AMENDMENT OF CERTAIN DEFINED TERMS IN ARTICLE I OF THE ORIGINAL INDENTURE. From and as of the Operational Time (as defined in Section 4(b) of this Supplemental Indenture), each defined term appearing in Article I of the Original Indenture or elsewhere in the Original Indenture, and all references to any such defined term, that is used solely in the sections, subsections or provisions of the Original Indenture deleted from the Original Indenture by virtue of Section 3 of this Supplemental Indenture shall be deleted in its entirety from the Original Indenture.
3. AMENDMENT OF CERTAIN PROVISIONS OF ARTICLES 4, 5 AND 6 AND OTHER RELATED PROVISIONS OF THE ORIGINAL INDENTURE.
(a) Amendment of Article 4 of Original Indenture. From and as of the Operational Time, Article 4 of the Original Indenture shall be amended by deleting each of Sections 4.03, 4.05, 4.06, 4.07, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.20 and 4.21 in its entirety, together with any references set forth in the Original Indenture to any such Section.
(b) Amendment of Section 5.01 of Original Indenture. From and as of the Operational Time, Section 5.01 of the Original Indenture shall be amended by deleting clause (B)(ii) of such Section in its entirety and replacing such clause with the following:
“(ii) immediately before and immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing.”
(c) Amendment of Article 6 of the Original Indenture. From and as of the Operational Time, Article 6 of the Original Indenture shall be amended by: (i) deleting each of Sections 6.01(4), (5), (6) and (7) in its entirety, together with any references set forth in the Original Indenture to any such Section; (ii) adding “and” after “;” at the end of Section 6.01(2); and (iii) deleting “;” at the end of Section 6.01(3) and substituting “.” therefor.
(d) Amendment of Additional Provisions of Original Indenture. From and as of the Operational Time, any and all additional provisions of the Original Indenture shall be deemed amended to reflect the intentions of the amendments provided for in this Section 3 and elsewhere herein.
4. EFFECT OF SUPPLEMENTAL INDENTURE; OPERATION OF AMENDMENTS.
(a) Effect of Supplemental Indenture. In accordance with Section 8.04 of the Original Indenture, upon the execution of this Supplemental Indenture, the Original Indenture shall be modified in accordance herewith, and this Supplemental Indenture shall form a part of the Original Indenture for all purposes; and every Holder of the Notes heretofore authenticated and delivered under the Original Indenture shall be bound by this Supplemental Indenture. Except as modified by this Supplemental Indenture, the Original Indenture and the Notes, and the rights of the Holders of the Notes thereunder, shall remain unchanged and in full force and effect.
(b) Operation of Amendments. The provisions of this Supplemental Indenture shall not become operative until the date and time (such date and time, the “Operational Time”) the Company notifies (in writing) Global Bondholder Services Corporation, as depositary for the Notes under the Tender Offer (the “Depositary”), that the Company has purchased Notes tendered and not withdrawn pursuant to the Tender Offer. In the event the Company notifies (in writing) the Depositary that the Company has withdrawn or terminated the Tender Offer prior to the Operational Time, this Supplemental Indenture shall be terminated and be of no force or effect and the Original Indenture shall not be modified hereby. The Company shall promptly notify the Trustee in writing of any notice it gives to the Depositary.

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5. MATTERS CONCERNING THE TRUSTEE. The Trustee accepts the trusts of the Original Indenture, as amended and supplemented by this Supplemental Indenture, and agrees to perform the same, but only upon the terms and conditions set forth in the Original Indenture, as amended and supplemented by this Supplemental Indenture, to which the parties hereto and the Holders from time to time of the Notes agree and, except as expressly set forth in the Original Indenture, as amended and supplemented by this Supplemental Indenture, shall incur no liability or responsibility in respect thereof. Without limiting the generality of the foregoing, the recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness, and the Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or any consents thereto.
6. RATIFICATION AND CONFIRMATION OF THE ORIGINAL INDENTURE. Except as expressly amended hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.
7. MISCELLANEOUS.
(a) Binding Effect. All agreements of the Company in this Supplemental Indenture shall be binding upon the Company’s successors. All agreements of the Trustee in this Supplemental Indenture shall be binding upon the Trustee’s successors.
(b) Governing Law. This Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.
(c) Conflict with Trust Indenture Act of 1939. If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by Sections 310-317 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), by operation of Section 318(c) of the Trust Indenture Act, the imposed duties shall control.
(d) Headings for Convenience of Reference. The titles and headings of the sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
(e) Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but such counterparts shall constitute but one and the same agreement.
(f) Severability. In case any provision of this Supplemental Indenture shall be determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof or of the Original Indenture shall not in any way be affected or impaired thereby.
(g) Effect Upon Original Indenture. This Supplemental Indenture shall form a part of Original Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
(signature page follows)

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     IN WITNESS WHEREOF, the Company and the Trustee have caused this Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized and their respective corporate seals, duly attested, to be hereunto affixed all as of the day and the year first above written.

COMPANY: LAMAR MEDIA CORP.
By:	/s/ Keith A. Istre
	Name:	Keith A. Istre
	Title:	Executive Vice President and Chief Financial Officer

Attest:
/s/ James R. McIlwain
Name:	James R. McIlwain
Title:	Secretary

[Supplemental Indenture Signature Page]

GUARANTORS:

AMERICAN SIGNS, INC.
COLORADO LOGOS, INC.
FLORIDA LOGOS, INC.
KANSAS LOGOS, INC.
LAMAR ADVERTISING OF COLORADO SPRINGS,
     INC.
LAMAR ADVERTISING OF KENTUCKY, INC.
LAMAR ADVERTISING OF MICHIGAN, INC.
LAMAR ADVERTISING OF OKLAHOMA, INC.
LAMAR ADVERTISING OF SOUTH DAKOTA, INC.
LAMAR ADVERTISING OF YOUNGSTOWN, INC.
LAMAR ADVERTISING SOUTHWEST, INC.
LAMAR BENCHES, INC.
LAMAR DOA TENNESSEE HOLDINGS, INC.
LAMAR DOA TENNESSEE, INC.
LAMAR ELECTRICAL, INC.
LAMAR FLORIDA, INC.
LAMAR I-40 WEST, INC.
LAMAR OBIE CORPORATION
LAMAR OCI NORTH CORPORATION
LAMAR OCI SOUTH CORPORATION
LAMAR OHIO OUTDOOR HOLDING CORP.
LAMAR OKLAHOMA HOLDING COMPANY, INC.
LAMAR PENSACOLA TRANSIT, INC.
MICHIGAN LOGOS, INC.
MINNESOTA LOGOS, INC.
NEBRASKA LOGOS, INC.
NEVADA LOGOS, INC.
NEW MEXICO LOGOS, INC.
O. B. WALLS, INC.
OHIO LOGOS, INC.
OUTDOOR MARKETING SYSTEMS, INC.
PREMERE OUTDOOR, INC.
SOUTH CAROLINA LOGOS, INC.
TENNESSEE LOGOS, INC.
TLC PROPERTIES II, INC.
TLC PROPERTIES, INC.
UTAH LOGOS, INC.

By:	/s/ Keith A. Istre
	Name:	Keith A. Istre
	Title:	Executive Vice President and Chief Financial Officer

[Supplemental Indenture Signature Page]

DELAWARE LOGOS, L.L.C.
GEORGIA LOGOS, L.L.C.
KENTUCKY LOGOS, LLC
LOUISIANA INTERSTATE LOGOS, L.L.C.
MAINE LOGOS, L.L.C.
MISSISSIPPI LOGOS, L.L.C.
MISSOURI LOGOS, LLC
NEW JERSEY LOGOS, L.L.C.
OKLAHOMA LOGOS, L.L.C.
PENNSYLVANIA LOGOS, LLC
VIRGINIA LOGOS, LLC
WASHINGTON LOGOS, L.L.C.

By:	Interstate Logos, L.L.C., its Managing Member

By:	Lamar Media Corp., its Managing Member

By:	/s/ Keith A. Istre
	Name:	Keith A. Istre
	Title:	Executive Vice President and Chief Financial Officer

INTERSTATE LOGOS, L.L.C. THE LAMAR COMPANY, L.L.C.
By:	Lamar Media Corp., its Managing Member

By:	/s/ Keith A. Istre
	Name:	Keith A. Istre
	Title:	Executive Vice President and Chief Financial Officer

[Supplemental Indenture Signature Page]

LAMAR ADVERTISING OF LOUISIANA, L.L.C. LAMAR ADVERTISING OF PENN, LLC LAMAR TENNESSEE, L.L.C. LC BILLBOARD L.L.C.
By:	The Lamar Company, L.L.C., its Managing Member

By:	Lamar Media Corp., its Managing Member

By:	/s/ Keith A. Istre
	Name:	Keith A. Istre
	Title:	Executive Vice President and Chief Financial Officer

LAMAR TEXAS LIMITED PARTNERSHIP
By:	The Lamar Company, L.L.C., its General Partner

By:	Lamar Media Corp., its Managing Member

By:	/s/ Keith A. Istre
	Name:	Keith A. Istre
	Title:	Executive Vice President and Chief Financial Officer

TLC FARMS, L.L.C. TLC Properties, L.L.C.
By:	TLC Properties, Inc., its Managing Member

By:	/s/ Keith A. Istre
	Name:	Keith A. Istre
	Title:	Executive Vice President and Chief Financial Officer

[Supplemental Indenture Signature Page]

OUTDOOR PROMOTIONS WEST, LLC TRIUMPH OUTDOOR RHODE ISLAND, LLC
By:	Triumph Outdoor Holdings, LLC, its Managing Member

By:	Lamar Central Outdoor, LLC, its Managing Member

By:	Lamar Media Corp., its Managing Member

By:	/s/ Keith A. Istre
	Name:	Keith A. Istre
	Title:	Executive Vice President and Chief Financial Officer

LAMAR ADVANTAGE GP COMPANY, LLC LAMAR ADVANTAGE LP COMPANY, LLC TRIUMPH OUTDOOR HOLDINGS, LLC
By:	Lamar Central Outdoor, LLC, its Managing Member

By:	Lamar Media Corp., its Managing Member

By:	/s/ Keith A. Istre
	Name:	Keith A. Istre
	Title:	Executive Vice President and Chief Financial Officer

LAMAR CENTRAL OUTDOOR, LLC
By:	Lamar Media Corp., its Managing Member

By:	/s/ Keith A. Istre
	Name:	Keith A. Istre
	Title:	Executive Vice President and Chief Financial Officer

[Supplemental Indenture Signature Page]

LAMAR AIR, L.L.C.
By:	The Lamar Company, L.L.C., its Managing Member

By:	Lamar Media Corp., its Managing Member

By:	/s/ Keith A. Istre
	Name:	Keith A. Istre
	Title:	Executive Vice President and Chief Financial Officer

LAMAR T.T.R., L.L.C.
By:	Lamar Advertising of Youngstown, Inc., its Managing Member

By:	/s/ Keith A. Istre
	Name:	Keith A. Istre
	Title:	Executive Vice President and Chief Financial Officer

OUTDOOR MARKETING SYSTEMS, L.L.C.
By:	Outdoor Marketing Systems, Inc., its Managing Member

By:	/s/ Keith A. Istre
	Name:	Keith A. Istre
	Title:	Executive Vice President and Chief Financial Officer

OBIE BILLBOARD LLC
By:	Lamar Obie Corporation, its Managing Member

By:	/s/ Keith A. Istre
	Name:	Keith A. Istre
	Title:	Executive Vice President and Chief Financial Officer

[Supplemental Indenture Signature Page]

TEXAS LOGOS, L.P.
By:	Oklahoma Logos, L.L.C., its General Partner

By:	Interstate Logos, L.L.C., its Managing Member

By:	Lamar Media Corp., its Managing Member

By:	/s/ Keith A. Istre
	Name:	Keith A. Istre
	Title:	Executive Vice President and Chief Financial Officer

LAMAR ADVANTAGE OUTDOOR COMPANY, L.P.
By:	Lamar Advantage GP Company, LLC, its General Partner

By:	Lamar Central Outdoor, LLC, its Managing Member

By:	Lamar Media Corp., its Managing Member

By:	/s/ Keith A. Istre
	Name:	Keith A. Istre
	Title:	Executive Vice President and Chief Financial Officer

LAMAR ADVANTAGE HOLDING COMPANY
By:	/s/ Keith A. Istre
	Name:	Keith A. Istre
	Title:	Executive Vice President and Chief Financial Officer

[Supplemental Indenture Signature Page]

TRUSTEE: THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By:	/s/ Christie Leppert
	Name:	Christie Leppert
	Title:	Vice President

[Supplemental Indenture Signature Page]